EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 13, 2006, in the Post-Effective Amendment to Form F-1 Registration Statement and related Prospectus of Supercom Ltd. for the registration of 13,132,839 shares of its Common Stock.

BDO McCabe Lo & Company
Certified Public Accountants

September 21, 2006